EXHIBIT 10.26
INDEMNITY AGREEMENT
THIS AGREEMENT made as of the • day of •, 2005.
BETWEEN:
NUCRYST Pharmaceuticals Corp., a corporation incorporated under the laws of Alberta (the “Corporation”);
OF THE FIRST PART
- and -
•, businessman (the “Executive”)
OF THE SECOND PART
           WHEREAS:
A. The Executive is an officer and/or director of the Corporation and/or a subsidiary, or associate or affiliate (as those terms are defined in the Business Corporations Act (Alberta)) of the Corporation, or a body corporate of which the Corporation is or was a shareholder or creditor or any other body corporate of which the Executive is an officer and/or director at the request of the Corporation (collectively referred to herein as a “Subsidiary”).
B. The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Executive may be indemnified in respect of certain liabilities which the Executive may incur as a result of his acting as a director and/or officer of the Corporation or any Subsidiary;
           NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the Executive serving as a director and/or officer of the Corporation or any Subsidiary, and the sum of ONE DOLLAR ($1.00) paid by the Executive to the Corporation (the receipt and sufficiency of which is acknowledged by the Corporation) and in consideration of the mutual promises and covenants herein contained, the parties agree as follows:
1. General Indemnity
1.1 Except in respect of an action by or on behalf of the Corporation or any Subsidiary to procure a judgement in its favour, the Corporation agrees, to the full extent allowed by law, to indemnify and hold harmless the Executive, his heirs and legal representatives, from and against any and all costs, charges, expenses, fees, damages, or liabilities (including legal or other professional fees), without limitation, and whether incurred alone or jointly with others, which the Executive may suffer, sustain, incur or be required to pay arising out of or incurred in respect of any action, suit, proceeding, investigation or claim which may be brought, commenced, made, prosecuted or threatened against the Executive or any of the other directors or officers of the Corporation or any Subsidiary or which the Executive may be required to participate in or provide evidence in respect of (any of the same hereinafter being referred to as a ‘Claim’) howsoever arising and whether arising in law, equity or under statute, regulation or governmental ordinance of any jurisdiction, for or in respect of any act, deed, matter or thing done, made, permitted or omitted by the Executive arising out of, or in connection with or incidental to the affairs of the Corporation or any Subsidiary or the exercise by the Executive of his powers or the performance of his duties as a director or officer of the Corporation or of any Subsidiary (of which he was in the past, is now, or in the future may become an officer or director) including, without limitation, any and all costs, charges, expenses, fees, damages, or liability which the Executive may suffer, sustain or incur or be required to pay in connection with investigating, initiating, defending, appealing, preparing for, providing evidence in, instructing and receiving the advice of his own or other counsel, or any amount paid to settle any claim or satisfy any judgment, fine or penalty, PROVIDED THAT the indemnity provided for herein will not be available to the extent that it is finally determined by a court of competent jurisdiction that in so acting:
(a)	the Executive was not acting honestly and in good faith with a view to the best interests of the Corporation or any Subsidiary (as the case may require); and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Executive did not have reasonable grounds for believing that his conduct was lawful.
1.2 With the approval of a competent court having jurisdiction, the Corporation shall indemnify the Executive, his heirs and legal representatives, in respect of an action by or on behalf of the Corporation or a Subsidiary to procure a judgment in its favour, to which the Executive is made a party by reason of being or having been a director or officer of the Corporation or any Subsidiary, from and against all losses, judgments, costs, charges and expenses, including any amount paid to settle the action or satisfy any judgment, actually or reasonably incurred by him in connection with or as a result of the said action provided that:
(a)	the Executive was acting honestly and in good faith with a view to the best interests of the Corporation or any Subsidiary; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Executive had reasonable grounds for believing that his conduct was lawful.

2. Specific Indemnity for Statutory Obligations
           Without limiting the generality of the provisions of Section 1 hereof, the Corporation agrees, to the full extent permitted by law, to indemnify and save the Executive harmless from and against any and all costs, charges, expenses, fees, and liabilities arising by operation of statute and incurred by or imposed upon the Executive in relation to the affairs of the Corporation or any Subsidiary in the Executive’s capacity as director or officer thereof, including but not limited to, all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional, or municipal.
3. Taxation Indemnity
           Without limiting the generality of the provisions of Section 1 hereof, the Corporation agrees that the payment of any indemnity to or reimbursement of the Executive hereunder shall include any amount the Executive may be required to pay on account of applicable income or goods or services taxes arising out of the payment of such indemnity or reimbursement, provided however that any amount required to be paid with respect to such taxes shall be payable by the Corporation only upon such Executive remitting or being required to remit any amount payable on account of such taxes.
4. Partial Indemnification
           If the Executive is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the costs, charges, expenses, fees, damages, or liabilities incurred in respect of any Claim, but not for the total amount thereof, the Corporation shall nevertheless indemnify the Executive for the portion hereof to which the Executive is determined by a court of competent jurisdiction to be entitled.
5. No Presumption as to Absence of Good Faith
           The determination of any Claim by judgment, order, settlement or conviction, or upon a plea of “nolo contendere” or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Executive did not act honestly and in good faith with a view to the best interests of the Corporation or, in the case of a criminal or administrative action or proceeding, that he did not have reasonable grounds for believing that his conduct was lawful (unless the judgment or order of the Court specifically finds otherwise) or that the Executive had committed willful neglect or gross default.
6. Determination of Right to Indemnification
           If the payment of an indemnity hereunder requires the approval of a court, under the provisions of the Business Corporations Act (Alberta) or otherwise, either the Corporation or the Executive may apply to a court of competent jurisdiction for an order approving such indemnity by the Corporation of the Executive pursuant to this Agreement.

7. Pre-payment of Expenses
           Costs, charges, expenses, and fees incurred by the Executive in investigating, defending, appealing, preparing for, providing evidence in, instructing and receiving the advice of his counsel in regard to any Claim or other mater for which the Executive may be entitled to an indemnity or reimbursement hereunder shall, at the request of the Executive, be paid or reimbursed by the Corporation in advance or forthwith upon such amount being due and payable, it being understood and agreed that if it is ultimately determined by a court of competent jurisdiction that the Executive was not entitled to be so indemnified, or was not entitled to be fully so indemnified, then the Executive shall indemnify and hold harmless the Corporation, for such amount, or the appropriate portion thereof, so paid or reimbursed.
8. Other Rights and Remedies Unaffected
           The indemnification and payment provided in this Agreement shall not derogate from or exclude any rights to which the Executive may be entitled under any provision of the Business Corporations Act (Alberta) or otherwise at law, the articles or by-laws of the Corporation or any Subsidiary, this Agreement, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of his capacity as a director and/or officer of the Corporation or a Subsidiary, or as to matters arising out of any other capacity in which the Executive may act for or on behalf of the Corporation or any Subsidiary.
9. Insurance
           Subject to availability at a reasonable cost to the Corporation, the Corporation shall, at its cost, purchase and maintain standard directors’ and officers’ liability insurance for the benefit of the Executive against any liability incurred by him,
9.1	in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation, or

9.2	in his capacity as a director or officer of a Subsidiary, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of that body corporate.
10. Notices of the Proceedings
           The Executive shall give reasonable notice, in writing, to the Corporation upon his being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order, or other document commencing or continuing any Claim involving the Corporation or the Executive. The Corporation agrees to notify the Executive, in writing, forthwith upon it or any of its Subsidiaries being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order, or other document commencing or continuing any Claim involving the Executive.

11. The Corporation and Executive to Cooperate
           The Corporation and the Executive shall, from time to time, provide such information and cooperation to the other, as the other may reasonably request, in respect of all matters hereunder.
12. Effective Timing
           This Agreement shall be deemed to have effect as and from the first date that the Executive became a director and/or officer of the Corporation or of any Subsidiary.
13. Extensions, Modifications
           This Agreement is absolute and unconditional and the obligations of the Corporation shall not be affected, discharged, impaired, mitigated, or released by the extension of time, indulgence or modification which the Executive may extend or make with any person regarding any Claim against the Executive in connection with his duty as director or officer of the Corporation or any Subsidiary or in respect of any liability incurred by him as a director or officer of the Corporation or any Subsidiary.
14. Insolvency
           The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated, or released by reason of the discharge or release of the Executive in any bankruptcy, insolvency, receivership, or other similar proceeding of creditors.
15. Multiple Proceedings
           No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defense to any further action or proceeding which may be brought under this Agreement.
16. Modification
           No modification of this Agreement shall be valid unless the same is in writing and signed by the Corporation and the Executive.
17. Termination
           The obligations of the Corporation shall not terminate or be released upon the Executive ceasing to act as a director or officer of the Corporation or any Subsidiary at any time or times. The Corporation’s obligations may be terminated or released only by a written instrument executed by the Executive.

18. Notices
           Any notice to be given by one party to the other shall be sufficient if delivered by hand, deposited in any post office in Canada or the United States, registered, postage prepaid, or sent by means of electronic transmission, addressed, as the case may be:

(a)	to the Corporation at its registered office, which as of the date hereof is:

NUCRYST Pharmaceuticals Corp.
10102 — 114th Street
Fort Saskatchewan, Alberta
Canada T8L 3W4
Attention: President
Fax: •

with a copy to:

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, Massachusetts 01880
U.S.A.

Attention: President
Fax no.: 781-246-6032

(b)	to the Executive at his most current address shown in the records of the Corporation, which as of the date hereof is:

•
Tel: (•) •
Fax: (•) •
or at such other address of which notice is given by the parties pursuant to the provisions of this section. Such notice shall be deemed to have been received when delivered, if delivered, and if mailed, on the fifth business day (exclusive of Saturdays, Sundays and statutory holidays) after the date of mailing. Any notice sent by means of electronic transmission shall be deemed to have been given and received on the day it is transmitted, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the next business day following. In the case of an interruption of the postal service, all notices or other communications shall be delivered or sent by means of electronic transmission as provided above.

19. Governing Law
           This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and all disputes arising under this Agreement shall be referred to and the parties hereto irrevocably attorn to the jurisdiction of the courts of Alberta. Any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.
20. Further Assurances
           The Corporation and the Executive agree that they shall do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Executive the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement.
21. Interpretation
           Wherever the singular or masculine are used in this Agreement, the same shall be construed as meaning the plural or the feminine or body corporate and whenever the plural is used in this Agreement the same shall be construed as meaning the singular.
22. Invalid Terms Severable
           If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the offending provision(s) shall be read down to the extent necessary to make it or them valid and enforceable or, if not capable of being read down, shall be severed from the balance of this Agreement and the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by the offending provisions, provided that the Agreement remains substantially capable of performance without adversely affecting the rights of the parties.
23. Binding Effect
           All of the agreements, conditions and terms of this Agreement shall extend to and be binding upon the Corporation and its successors and assigns, including any entity continuing as a result of any reorganization of the Corporation (such as amalgamation, merger or arrangement) and shall enure to the benefit of and may be enforced by the Executive and his heirs, executors, administrators, and other legal representatives, successors and assigns.
24. Independent Legal Advice
           The Executive acknowledges that he has been advised to obtain independent legal advice with respect to entering into this Agreement, that he has obtained such independent legal advice or has expressly waived such advice, and that he is entering into this Agreement with full knowledge of the contents hereof, of his own free will and with full capacity and authority to do so.

25. Power and Authority of the Corporation
           The Corporation represents and warrants to the Executive that this Agreement, when executed and delivered by the Corporation, will constitute a legal, valid and binding obligation of the Corporation and, subject to the provisions of the Business Corporations Act (Alberta) and to any approval of the Court required thereunder, that this Agreement and the obligations hereunder are enforceable against the Corporation in accordance with the terms hereof and that the execution and delivery of this Agreement and the performance thereof by the Corporation has been duly and properly authorized by all necessary corporate action.
26. Legal Fees
           Any reference in this Agreement to “fees” shall without limitation include legal fees, and legal fees shall without limitation include all court costs and expenses and all reasonable legal fees and disbursements on a solicitor and own client full indemnity basis. If any action is instituted by the Executive under this Agreement to enforce or interpret any terms hereof then the Executive shall be entitled to be paid all fees incurred by the Executive with respect to such action, unless as part of such action, the court of competent jurisdiction determines that the assertions made by the Executive as a basis for such action are not made in good faith or were frivolous.
           IN WITNESS WHEREOF the Corporation and the Executive have hereunto set their hands and seals effective as of the day and year first above written.

NUCRYST PHARMACEUTICALS CORP.

Per:

Witness		•